Exhibit 10.1

NOVAVAX, INC.

2015 Stock Incentive Plan

(Amended and Restated March 15, 2016)

Incentive Stock Option Agreement (Performance- and Time-Based Vesting)

1. Grant of Option. Novavax, Inc., a Delaware corporation (the “Company”), hereby grants to [•] (the “Optionee”), as of [•] (the “Date of Grant”), an option (the “Option”), pursuant to the Company’s 2015 Stock Incentive Plan, as amended from time to time (the “Plan”), to purchase an aggregate of [•] shares of Common Stock (“Shares”) of the Company at a price of $[•] per share, purchasable as set forth in, and subject to the terms and conditions of, this Incentive Stock Option Agreement (this “Agreement”) and the Plan. The Option evidenced by this Agreement is intended to be an incentive stock option under Section 422 of the Code and is granted to the Optionee in connection with the Optionee’s Service to the Company or Affiliate.

2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:

(a) “Affiliate” means a subsidiary of the Company that would be described in the first sentence of Treas. Regs. § 1.409A-1(b)(5)(iii)(E)(1).

(b) “Beneficiary” means, in the event of the Optionee’s death, the beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Optionee’s estate. An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in form acceptable to the Administrator.

(c) “Option Holder” means the Optionee or, if as of the relevant time the Option has passed to a Beneficiary, the Beneficiary.

(d) “Service” means the Optionee’s employment or other service relationship with the Company and its Affiliates. Service will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Optionee is employed by, or otherwise providing services in a capacity described in Section 3(a) of the Plan to, the Company or an Affiliate. If an Optionee’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Optionee’s Service will be deemed to have terminated when the entity ceases to be an Affiliate unless the Optionee transfers Service to the Company or its remaining Affiliates.

3. Option Vesting, Exercise and Expiration.

(a) Vesting Schedule. As used herein with respect to the Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any outstanding portion of the Option means that the Option is then exercisable, subject in each case to the terms of the Plan. The Option will vest in accordance with Exhibit A hereto.

(b) Expiration Date. The latest date on which the Option or any portion thereof may be exercised will be the 10th anniversary of the Date of Grant (the “Expiration Date”). Except as provided in Section 5(e) of the Plan, if the Option is not exercised by the Expiration Date the Option or any remaining portion thereof will thereupon immediately terminate.

(c) Exercise Procedure. No portion of the Option may be exercised until such portion vests. Each election to exercise any vested portion of the Option will be subject to the terms and conditions of the Plan and this Agreement and shall be in writing (including in electronic form), signed by the Option Holder (or in such other form as is acceptable to the Administrator). Each such written exercise election must be received by the Company at its primary office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan and Section 3(d) hereof. The Option Holder may purchase less than the number of Shares covered hereby, provided that no partial exercise of the Option may be for any fractional Share.

(d) Payment of Exercise Price. The exercise price may be paid by cash or check made to the order of the Company in an amount equal to the aggregate exercise price of the portion of the Option being exercised or through a broker-assisted exercise program acceptable to the Administrator or, to the extent legally permissible and acceptable to the Administrator, (i) by delivery to the Company of shares of Common Stock already owned by the Optionee having a Fair Market Value equal in amount to the aggregate exercise price of the portion of the Option being exercised, (ii) through the withholding of shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the aggregate exercise price of the portion of the Option being exercised, or (iii) by any other means approved by the Administrator. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of Shares acquired upon exercise of the Option. In the event that the Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise the Option and compliance with applicable securities laws.

(e) Treatment of the Option upon Cessation of Service. If the Optionee’s Service ceases, the Option, to the extent not already vested, will be immediately forfeited, and any vested portion of the Option that is then outstanding will be treated as follows:

(i) Subject to clauses (ii) and (iii) below and Section 4 of this Agreement, the Option, to the extent vested immediately prior to the cessation of the Optionee’s Service, will remain exercisable until the earlier of (A) the date that is three months following the date of such cessation of Service, or (B) the Expiration Date, and except to the extent previously exercised as permitted by this Section 3(e)(i) will thereupon immediately terminate.

(ii) Subject to clause (iii) below and Section 4 of this Agreement, the Option, to the extent vested immediately prior to (A) the cessation of the Optionee’s Service due to death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto), or (B) the Optionee’s death within three months following the Optionee’s termination of Service, will remain exercisable until the earlier of (x) the first anniversary of the date of the Optionee’s death or of the date of the termination of the Optionee’s Service due to disability, as applicable, or (y) the Expiration Date, and except to the extent previously exercised as permitted by this Section 3(e)(ii) will thereupon immediately terminate.

(iii) If the Optionee’s Service is terminated by the Company and its subsidiaries in connection with an act or failure to act constituting Cause (as the Administrator, in its sole discretion, may determine), the Option (whether or not vested) will immediately terminate and be forfeited upon such termination.

Upon a cessation of the Optionee’s employment with the Company and its subsidiaries that is not a cessation of Service, the Option will cease to be an incentive stock option and will become a Non-Statutory Option if the Option, to the extent exercisable, is not exercised within the periods set forth in the Treasury Regulations applicable to incentive stock options.

4. Forfeiture; Recovery of Compensation.

(a) The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Option at any time if the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan.

(b) By accepting the Option, the Optionee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Option, under the Option, including to any Common Stock acquired under the Option or proceeds from the disposition thereof, are subject to Section 8(f) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 9 of this Agreement.

5. Transfer of Option. The Option may not be transferred except as expressly permitted under Section 8(c) of the Plan.

6. Taxes.

(a) Withholding. If at the time the Option is exercised the Company determines that under applicable law and regulations it could be liable for the withholding of any federal, state or local tax upon such exercise or with respect to a disposition of any Common Stock acquired upon such exercise, the Optionee by signing this Agreement (and any other Option Holder by exercising all or any part of the Option) expressly acknowledges and agrees that the Option Holder’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Option Holder promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. No Shares will be transferred pursuant to the exercise of the Option unless and until the person exercising the Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. The Optionee by signing this Agreement (and any other Option Holder by exercising all or any part of the Option) authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Option Holder, but nothing in this sentence shall be construed as relieving the Option Holder of any liability for satisfying his or her obligation under the preceding provisions of this Section.

(b) Disqualifying Disposition. If the Optionee disposes of the Shares acquired upon exercise of the Option within two years from the Date of Grant or one year after such Shares were acquired pursuant to the exercise of the Option, the Optionee shall notify the Company in writing of such disposition within 15 days of such disposition.

(c) Annual Limit for Incentive Stock Options. To the extent that the aggregate fair market value (determined at the time of grant) of the shares of Stock subject to the Option and all other incentive stock options the Optionee holds that are exercisable for the first time during any calendar year (under all plans of the Company and its related corporations) exceeds $100,000, the options held by the Optionee or portions thereof that exceed such limit (according to the order in which they were granted in accordance with the regulations under Section 422 of the Code) shall be treated as Non-Statutory Options.

(d) Limitation on Liability. The Optionee acknowledges and agrees that the Company or the Administrator may take any action permitted under the Plan without regard to the effect such action may have on the status of the Option as an incentive stock option under Section 422 of the Code and that such actions may cause the Option to fail to be treated as an incentive stock option under Section 422 of the Code. The Optionee further acknowledges and agrees that neither the Company, nor any of its affiliates, nor the Administrator, nor any person acting on behalf of the Company, any of its affiliates, or the Administrator, will be liable to the Optionee or to the estate or beneficiary of the Optionee or to any other person by reason of the failure of the Option to satisfy the requirements of Section 422 of the Code.

7. Effect on Service. Neither the grant of the Option, nor the issuance of Shares upon exercise of the Option, will give the Optionee any right to be retained in the employ or service of the Company or any of its affiliates, affect the right of the Company or any of its affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her employment or service at any time.

8. Rights as a Stockholder. The Option Holder shall have no rights as a stockholder with respect to any Shares that may be purchased by exercise of the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such Shares) except as to shares of Common Stock actually issued under the Plan. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares of Common Stock are issued.

9. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Optionee. By exercising all or any part of the Option, the Option Holder agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

10. Acknowledgements. The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument and (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder.

Date of Grant: [•]	NOVAVAX, INC.

By:
Barclay A. Phillips
SVP, Chief Financial Officer and Treasurer

OPTIONEE’S ACCEPTANCE

The undersigned hereby accepts the Option and agrees to the terms and conditions of this Agreement and the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan.

OPTIONEE
PRINT NAME
SIGN NAME
PRINT ADDRESS

Exhibit A

Vesting

1.	The Option will vest as to fifty percent (50%) of the Shares subject to the Option (the “Time Vesting Option”) based on continuous Service as described in Section 2 below. The Option will vest as to fifty percent (50%) of the Shares subject to the Option (the “Performance Vesting Option”) based on achievement of performance objectives as described in Section 3 below.

2.	Unless earlier terminated, forfeited, relinquished or expired, the Time Vesting Option will vest as to twenty-five percent (25%) on the first anniversary of the Date of Grant and as to up to 2.0833% on the first day of each month for the following thirty-six (36) months thereafter (with the number of Shares that vest on any such date being rounded down to the nearest whole Share and the Option becoming vested as to 100% of the Time Vesting Option on the last vesting date), subject to the Optionee’s continuous Service through each such vesting date.

3.	Unless earlier terminated, forfeited, relinquished or expired, the Performance Vesting Option will become eligible to vest and become exercisable as follows:

a.	Time-Based Measure. The Performance Vesting Option will become eligible to vest as to twenty-five percent (25%) on the first anniversary of the Date of Grant and as to up to 2.0833% on the first day of each month for the following thirty-six (36) months thereafter (with the number of Shares that become eligible to vest on any such date being rounded down to the nearest whole Share and the Option becoming eligible to vest as to 100% of the Performance Vesting Option on the last vesting date), subject to the Optionee’s continuous Service through each such vesting date (the “Time-Based Measure”).

b.	Performance-Based Measure. The Performance Vesting Option will become eligible to vest as to the percentage of the Performance Vesting Option set forth in the table below on of the date the respective stock price hurdle set forth in the table below is met (with the number of Shares that vest on any such date being rounded down to the nearest whole Share and the Option becoming eligible to vest as to 100% of the Performance Vesting Option if all such stock price hurdles are met) (the “Performance-Based Measure”). A stock price hurdle shall be met when the volume-weighted average price of a share of Common Stock first meets or exceeds the applicable stock price hurdle for twenty (20) consecutive trading days within four years following the Date of Grant.

Stock Price Hurdle	Portion of the Performance Vesting Option Vested
$4.00	1/3
$6.00	1/3
$8.00	1/3

c.	Unless earlier terminated, forfeited, relinquished or expired, upon achievement of a Time-Based Measure, the Performance-Vesting Option will vest in an amount equal to (i) the number of shares subject to the Performance-Vesting Option that have become eligible to vest pursuant to paragraph 3(b) of this Exhibit A that have not yet vested, multiplied by (ii) the percentage made eligible to vest by achievement of such Time-Based Measure. In the event that a Performance-Based Measure is achieved following achievement of a Time-Based Measure, the shares subject to the Performance-Vesting Option that have become eligible to vest pursuant to the Performance-Based Measure that would have otherwise vested pursuant to the first sentence of this paragraph 3(c), had the Time-Based Measure been achieved, shall vest on the date on which the Performance-Based Measure is achieved.

d.	Any portion of the Performance Vesting Option that remains unvested as of the day following the fourth anniversary of the Date of Grant shall immediately terminate and be forfeited for no consideration.

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